Exhibit 10(kk)(1)

January 23, 2015

Mr. William D. Rogers
2 Sutton Place South 7-D New York, NY 10022

Dear Bill:

I am pleased to extend to you an offer of employment with CenterPoint Energy (the
"Company"), as the Executive Vice President of Finance & Accounting reporting to me.
Your offer includes the following:

Equity Signing Incentive:
As of your employment date, you will be awarded 18,000 CenterPoint Energy restricted stock units with the following time vesting schedule:
10,000 on the first anniversary of your employment date
8,000 on the second anniversary of your employment date

Salary:
$34,166.67 per month ($410,000 per year)

Incentive Compensation:
Short-Term Incentive (STI) plan participation - You will be eligible to participate in the 2015 STI plan. Your initial target award level is 75% of your 2015 plan year eligible earnings calculated from your hire date. Annual plan year award funding is based upon the achievement of a combination of corporate goals, approved by the Compensation
Committee of the Board of Directors (Committee). Your actual payout, if any, is based on achievement of corporate goals as well as your individual performance within the available funding.

Long-Term Incentive (LTI) plan participation - Subject to Committee approval, you will be granted a 2015-2017 LTIP award with a target ineentive level of 140% of your annual base salary. This incentive may be granted in a combination of CenterPoint
Energy performance share units, restricted stock units, stock options, or other authorized form. For your information, the 2014 award was made up of 30% restricted stock units, 40% performance shares based on total shareholder return versus peer companies and 30% performance shares based on achieving a core operating income goal.

Relocation Assistance:
If requested, relocation assistance will be provided pursuant to the Company's relocation program. A summary of the program is attached. If you accept the
Company's reimbursement for relocation expenses you will be required to repay 100%
of the relocation expenses if you voluntarily resign within the first year after the effective date of your employment and 50% within two years.

Executive Benefits:
You are eligible for several executive benefits including the Change In Control Plan.
Detail of these benefits will be provided upon your start of employment or upon request.

Other Benefits:
Participation in CenterPoint Energy's industry competitive benefits package. Additional information about these plans can be accessed online at
www.CenterPointEnergy.com/hr or a summary will be provided upon your request.

Vacation:
Four (4) weeks of vaGation each calendar year until such time as your service qualifies you for additional vacation under the vacation policy.

Anticipated Start Date:
February 16, 2015, or such other date as is mutually agreed in order to accommodate a reasonable request.

Conditions:
This offer is contingent on the Board of Director's ratification of your appointment.

This offer is contingent upon successful completion of our background investigation and a drug screen; which will be conducted prior to your employment date.

The Immigration Reform & Control Act of 1990 requires that all employers verify that persons hired by their firms are authorized to be employed in the United
States. Documents verifying this eligibility will need to be provided upon reporting to work.

Where provisions in this letter refer to CenterPoint Energy's compensation or benefits plans or to policies of CenterPoint Energy, the applicable plan document or policy statement will govern administration of the plan or application of the policy in all cases.

This letter neither constitutes nor may be construed as an employment contract between the Company and you for any period of time. Employment with CenterPoint
Energy is an at-will employment relationship governed by applicable federal and state laws.

If you have any questions, please do not hesitate to give me a call at (713) 207-8480, or you may also contact Sue Ortenstone, SVP & CHRO at (713) 207-7567.

To indicate your acceptance of this employment offer, please sign the original offer letter and return to me.

I have enjoyed getting to know you as we have gone through the interview process, and
I believe that you will be a great addition to or team and contribute to achieving our vision of leading the nation in delivering energy, service and value.

Sincerely,

/s/ Scott Prochazka
Scott Prochazka
President and CEO

/s/ William D. Rogers          William D. Rogers      January 25, 2015
Signature                 Name (Print)             Date